                                                           EXHIBIT 12 TO 13E-3/A



--------------------------------------------------------------------------------


                              PRESENTATION TO THE

                  SPECIAL COMMITTEE OF BOARD OF DIRECTORS OF

                               LESLIE'S POOLMART

                               FEBRUARY 26, 1997


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

                           -------------------------
                           -------------------------
                           -------------------------
                           -------------------------
                           -------------------------
                           -------------------------
                           -------------------------



                         DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


TABLE OF CONTENTS

                                                                      EXHIBIT
     TRANSACTION OVERVIEW.............................................   1

     MARKETING PROCESS SUMMARY........................................   2

     HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE...................   3

     STOCK PRICE HISTORY..............................................   4

     VALUATION SUMMARY................................................   5


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


                              TRANSACTION OVERVIEW


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------

TRANSACTION OVERVIEW

     . Hancock Park Associates II, L.P.("Hancock"), Leonard Green & Partners, L.P. ("LGP") and current management to sponsor a recapitalization transaction of Leslie's Poolmart ("Leslie's" or the "Company")

     . In the transaction, all of the outstanding shares of Leslie's common stock other than shares held by Continuing Stockholders(1)will receive $14.50 per share in cash (the "Public Shareholders")

     . Selected conditions in the draft Merger Agreement dated February 21, 1997 include: (i) financing; (ii) approval by majority of all shareholders and the Public Shareholders; (iii) LGP must be satisfied with environmental due diligence; and (iv) SEC allows recapitalization accounting

     . Financing for the Transaction is to be provided by BT Securities, BT Commercial, Occidental Petroleum ("Occidental"), Hancock and LGP


--------------------------------------------------------------------------------
     DLJ HAS BEEN REQUESTED BY THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY TO RENDER AN OPINION AS TO WHETHER THE CONSIDERATION TO BE RECEIVED BY THE PUBLIC SHAREHOLDERS IS FAIR TO THE PUBLIC SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW.
--------------------------------------------------------------------------------

---------------------------
(1) Continuing Stockholders include Michael Fourticq, Chairman and affiliate of Hancock; Brian McDermott, President and affiliate of Hancock; Manette McDermott, Trustee of the McDermott Family Trust; Greg Fourticq, affiliate of Hancock; and Richard Hillman, director.
-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------

TRANSACTION OVERVIEW (CONT'D)
($ IN MILLIONS, EXCEPT PER SHARE DATA)

Purchase Price per Share.....................       $14.50

Fully-diluted Shares Outstanding.............    6,943,278
                                                 ---------
Equity Value.................................       $100.7

Plus:  Debt (@ 12/28/96 est.)................         33.2

Less:  Cash (@ 12/28/96 est.)................        (0.1)
                                                    -----

  Total Enterprise Value.....................       $133.8
                                                    ======

SUMMARY FINANCIAL AND  VALUATION DATA

                                      1996E                     1997P
                               ----------------------   ---------------------
                                   $        MULTIPLE        $       MULTIPLE
                               ----------- ----------   ---------- ----------
Revenue/(1)/.................    $191.6       0.7x       $223.3       0.6x
EBITDA/(1)/..................      14.5       9.2          18.1       7.4
EBIT/(1)/....................      10.2      13.2          12.6      10.6
Company EPS Estimates........     $0.63      23.0x         $0.80     18.1x
First Call EPS Estimates.....      0.63      23.0           0.85     17.1

---------------
(1)   Management estimates.


----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


SUMMARY SOURCES AND USES
($ IN MILLIONS)

             SOURCES                                                   USES
-------------------------------------------       -----------------------------------------------------
Revolver.....................     $5.9               Purchase Price of Equity...............   $100.7
Senior Notes.................     85.0               Refinance Existing Debt................     33.2
PIK Preferred................     28.0               Fees & Expenses........................      7.0
Rollover Equity..............      6.7
New Equity...................     15.3
                                  ----
     Total Sources...........    $140.9                  Total Uses.........................   $140.9
                                 ======                                                        ======
------------------------------------------------------------------------------------------------------------------------------
     SECURITY             PROVIDER          AMOUNT                                 COMMENT
------------------    ----------------   ------------  -----------------------------------------------------------------------
Revolver                 BT Commercial      $ 5.9      Letter delivered on February 21, 1997
Senior Notes             BT Securities       85.0      Highly confident letter delivered on February 4,1997
PIK Preferred            Occidental          28.0      Term sheet provided on December 27, 1996; additional oral confirmation
Rollover Equity          Hancock              6.7      Letter delivered February 19, 1997
New Equity               LGP                 15.3      Letter delivered on February 20, 1997
-------------------------------------------------------------------------------------------------------------------------------

--------------------------
(1)  With warrants representing 15% of the fully diluted Common Stock.


----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------



                           MARKETING PROCESS SUMMARY



-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------



CHRONOLOGY OF EVENTS

       DATE                                        EVENT
------------------           ---------------------------------------------------
December 1995                DLJ is engaged by Leslie's to advise on strategic
                             alternatives

January 1996                 DLJ and Leslie's halt marketing process due to
                             market conditions

June 1996                    Process is resumed (Leslie's stock at all-time high
                             of $19.50)

August-October 1996          DLJ conducts comprehensive marketing and
                             solicitation process (38 potential strategic partners, 13 potential financial buyers)

October 1996                 DLJ receives indications of interest from LGP and
                             Shamrock Holdings ("Shamrock")

November 12, 1996            Hancock publicly announces $14.50 per share offer

December 1996                Leslie's Board of Directors forms Special
                             Committee; DLJ is engaged by Special Committee

December 24, 1996            LGP revisits the Company to re-evaluate initial
                             proposal; Shamrock withdraws from process;

                             LGP submits non-binding offer for $15.00 per share

January 1997                 LGP informs DLJ of their participation in Hancock's
                             original proposal

                             Keller expresses interest then withdraws


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
-------------------------------------------------------------------------------

MARKETING PROCESS SUMMARY

                                                           RECEIVED                 RECEIVED
                                                         CONFIDENTIALITY           INFORMATION
POTENTIAL PURCHASER                  CONTACTED             AGREEMENTS              MEMORANDUM         INDICATED INTEREST
------------------------------  --------------------  ---------------------  --------------------   ----------------------
STRATEGIC BUYERS
----------------
Aoen/Jusco                              X
Albertson's Inc.                        X
Authentic Fitness Corporation           X
Carrefour S.A.                          X
CML Group, Inc.                         X                       X                        X
Culligan Water Technologies, Inc        X
CVS H.C. Inc.                           X
Delhaize "Le Lion" S.A.                 X
Eckerd Corporation                      X
Fingerhut Companies, Inc.               X
Food Lion, Inc.                         X
Great Lakes Chemical                    X
Hayward Industries, Inc.                X
Home Depot, Inc.                        X
Hughes Supply, Inc.                     X
Israel Chemicals Limited                X
Kroger Company                          X
Limited, Inc.                           X
Lowe's Companies, Inc.                  X
Metro Vermogensverwaltlungs RG          X
Olin Corporation                        X                       X                        X
PPG                                     X
Price/Costco, Inc.                      X
Publix Super Markets, Inc.              X
Rentokill Group, Plc.                   X
Roto-Rooter                             X
Sears, Roebuck & Co.                    X
Sentrachem Limited                      X

----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------

MARKETING PROCESS SUMMARY  (CONT'D)

                                                                       RECEIVED              RECEIVED
                                                                     CONFIDENTIALITY         INFORMATION
          POTENTIAL PURCHASER                    CONTACTED             AGREEMENTS            MEMORANDUM       INDICATED INTEREST
-----------------------------------------   ------------------   ---------------------   -----------------  ----------------------
STRATEGIC BUYERS
----------------
Service Master                                      X
Tangleman Warenhandels                              X
Gesellschaft/Great A&P
Tesco Plc                                           X
Thrifty PayLess Holdings                            X
Toys R' Us                                          X
Vons Companies                                      X
Wicor                                               X                        X                     X
Williams-Sonoma, Inc.                               X
Winn-Dixie                                          X
Zodiac S.A.                                         X                        X                     X
SUB TOTAL                                          38                        4                     4                     0
FINANCIAL BUYERS
----------------
Apollo Advisors                                     X                        X                     X
Castle Harlan, Inc.                                 X
Code, Hennessy & Simmons, Inc. (SCP Pools)          X
Freeman, Spogli & Company, Inc.                     X                        X                     X
Hicks Muse Tate & Furst                             X
Investcorp International, Inc.,                     X
Keller Group                                        X                        X                     X
Kohlberg & Company                                  X                        X                     X
Leonard Green & Partners                            X                        X                     X                      X
Rosecliff, Inc.                                     X                        X                     X
Shamrock Capital Advisors, Inc.                     X                        X                     X                      X
Saunders, Karp & Company                            X                        X                     X
Thomas H. Lee Co.                                   X                        X                     X
SUB TOTAL                                          13                        9                     9                       2

GRAND TOTAL                                        51                       13                    13                       2

----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------





                HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE



-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------

EVOLUTION OF PROJECTED FINANCIAL RESULTS
 ($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               DATE OF PROJECTIONS/(1)/
                                        ----------------------------------------------------------------------
                                            OFFERING
                                           MEMORANDUM         9/11/96         12/19/97        2/21/97
                                        ----------------------------------------------------------------------
EBITDA
------
  1996.........................              $17,600          $16,100         $14,362         $14,477

  1997.........................               22,113           20,500          18,928          18,122

EPS
---
  1996.........................                $0.86            $0.73           $0.61           $0.63

  1997.........................                 1.14             0.96            0.86            0.80


---------------------
(1)  The date DLJ received the projections from the Company.


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------



DIFFERENCE BETWEEN ACTUAL AND ESTIMATED EPS/(1)/
1991-1996



[THE TABLE ON THE FOLLOWING PAGE WAS DEPICTED AS A GRAPH HERE IN THE PRINTED MATERIAL.]




------------------
(1)   Mean IBES rolling earning per share estimate.


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------

COMPARISON OF ACTUAL VS. ESTIMATED EPS(1)
1991-1996

                        SEP-91  DEC-91     MAR-92    JUN-92    SEP-92    DEC-92    MAR-93    JUN-93   SEP-93   DEC-93     MAR-94
                        --------------     ------    ------    ------    ------    ------    ------   ------   ------     ------
Actual EPS             $0.31    $(0.19)    $(0.44)    $0.71    $0.34     $(0.27)   $(0.56)   $0.93    $0.39    $(0.29)   $(0.54)
IBES Mean Estimates     0.31     (0.19)     (0.43)     0.79     0.34      (0.26)    (0.51)    0.89     0.51     (0.32)    (0.68)
                       -----    ------     -------    -----    -----     ------    ------    -----    -----    ------     -----
Over / (Under)          0.00      0.00      (0.01)    (0.08)    0.00      (0.01)    (0.05)    0.04    (0.12)     0.03      0.14


                       JUN-94   SEP-94    DEC-94     MAR-95    JUN-95    SEP-95    DEC-95   MAR-96    JUN-96   SEP-96  DEC-96
                       ------   ------    ------     ------    ------    ------    ------   ------    ------   ------  ------
Actual EPS             $1.10    $0.50    $(0.36)     $(0.67)   $1.01     $0.73     $(0.56)  $(0.82)   $1.41    $0.62    $(0.58)
IBES Mean Estimates     1.16     0.50     (0.34)       0.60     1.32      0.88      (0.38)    NA       1.43     0.66     (0.59)
                       -----    -----     -----      ------    -----     -----     -------  -------   -----    -----    -------
Over / (Under)         (0.06)    0.00     (0.02)      (0.07)   (0.31)    (0.15)    (0.18)     NA      (0.02)   (0.04)     0.01


-------------------------
(1)  Mean IBES rolling earning per share estimates.


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------

SUMMARY HISTORICAL AND PROJECTED DATA
($ in thousands, except per share data)

                                                  FOR THE YEARS ENDED DECEMBER 31,/(1)/
                               -------------------------------------------------------------------------
                                 1991/(2)/      1992         1993         1994        1995      1996E
                               -----------  ----------  ----------  -----------  ----------  -----------
Retail Sales                      $70,454    $85,355     $107,432     $129,545    $150,263     $179,119
Mail-Order                          9,206      8,013        8,918        8,283       7,945        7,723
Service                             2,942      2,969        3,605        3,725       4,247        4,798
                                    -----      -----        -----        -----       -----        -----
  Total Sales                      82,602     96,337      119,955      141,553     162,455      191,640
Gross Profit/(3)/                  34,547     39,017       48,289       55,469      60,399       72,759
SG&A                               27,245     32,238       39,550       43,507      50,307       58,282
                                   ------     ------       ------       ------      ------       ------
  EBITDA                            7,302      6,779        8,739       11,962      10,092       14,477
Depreciation and Amortization       2,221      2,423        2,389        2,393       3,373        4,327
                                    -----      -----        -----        -----       -----        -----
  EBIT                              5,081      4,356        6,350        9,569       6,719       10,150
Interest/Other Expenses/(4)/        1,651        855        1,189        1,733       2,736        3,536
                                    -----      -----        -----        -----       -----        -----
  Pre-Tax Income                    3,430      3,501        5,161        7,836       3,983        6,614
Income Taxes                        1,389      1,355        2,126        3,252         576        2,745
                                    -----      -----        -----        -----       -----        -----
  Net Income                       $2,041     $2,146       $3,035       $4,584      $3,407       $3,869
                                   ======     ======        =====        =====       =====        =====
Shares Outstanding                  5,713      6,399        6,464        6,515       6,614        6,790
EPS after extraordinary items       $0.36      $0.34        $0.47        $0.70       $0.52        $0.57
EPS before extraordinary            $0.36      $0.34        $0.47        $0.70       $0.52        $0.63
 items
Margins:
--------
Gross Margin                         41.8%      40.5%        40.3%        39.2%       37.2%        38.0%
SG&A                                 33.0       33.5         33.0         30.7        31.0         30.4
EBITDA                                8.8        7.0          7.3          8.5         6.2          7.6
EBIT                                  6.2        4.5          5.3          6.8         4.1          5.3
Store Information:
------------------
No. of Stores Open                    102        143          158          180         224          259
Comp Store Sales Growth               3.7%       2.4%        11.7%        12.9%        6.0%        11.9%
High Stock Price                   $11.56     $10.20       $10.44       $13.81      $16.67       $19.50
Low Stock Price                     $4.98      $4.53        $6.80        $7.94      $12.38       $10.50

                                            FOR THE YEARS ENDED DECEMBER 31,/(1)/
                              -----------------------------------------------------------
                                 1997P       1998P       1999P       2000P       2001P
                              -----------  ----------  ----------  ----------  ----------
Retail Sales                    $208,348    $244,139    $281,526    $320,338    $362,609
Mail-Order                         8,300       8,300       8,300       8,300       8,300
Service                            6,661       7,660       8,809      10,131      11,650
                                   -----       -----       -----      ------      ------
  Total Sales                    223,309     260,099     298,635     338,768     382,559
Gross Profit/(3)/                 85,617     100,174     114,972     130,137     146,612
SG&A                              67,495      77,510      87,970      99,250     111,770
                                  ------      ------      ------      ------     -------
  EBITDA                          18,122      22,664      27,002      30,887      34,842
Depreciation and Amortization      5,492       5,710       6,042       6,424       6,848
                                   -----       -----       -----       -----       -----
  EBIT                            12,630      16,954      20,960      24,463      27,994
Interest/Other Expenses/(4)/       3,100       3,039       2,900       2,645       2,289
                                   -----       -----       -----       -----       -----
  Pre-Tax Income                   9,530      13,915      18,059      21,818      25,704
Income Taxes                       3,955       5,668       7,326       8,829      10,384
                                   -----       -----       -----       -----      ------
  Net Income                      $5,575      $8,247     $10,733     $12,989     $15,320
                                  ======      ======     =======     =======     =======
Shares Outstanding                 7,050       7,214       7,394       7,579       7,769
EPS after extraordinary items      $0.79       $1.14       $1.45       $1.71       $1.97
EPS before extraordinary           $0.80       $1.14       $1.45       $1.71       $1.97
 items
Margins:
--------
Gross Margin                        38.3%       38.5%       38.5%       38.4%       38.3%
SG&A                                30.2        29.8        29.5        29.3        29.2
EBITDA                               8.1         8.7         9.0         9.1         9.1
EBIT                                 5.7         6.5         7.0         7.2         7.3
Store Information:
------------------
No. of Stores Open                   284         319         359         404         454
Comp Store Sales Growth             10.7%       10.5%        8.8%        7.4%        7.0%
High Stock Price                     --          --          --          --          --
Low Stock Price                      --          --          --          --          --

----------------------

(1) Financial data for 1996 derived from unaudited year-end closing estimates made by the Company. Financial data for 1997-2001 derived from management's estimates and projection models.
(2)  1991 results exclude a non-recurring charge of approximately $1.8 mm.
(3) Cost of goods sold includes manufacturing overhead and store and distribution center (DC) occupancy costs.
(4)  Includes write-off of assets of $28,000, $750,000 and $100,000 in 1995,
     1996E and 1997P, respectively.

-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


SUMMARY OF COMPARABLE STORE GROWTH

                                     1991        1992        1993         1994        1995        1996
                                  ----------  ----------   ----------  ----------  ----------  ----------
Quarter 1....................        10.7%      (7.0%)       (2.7%)       12.1%       (0.6%)        6.6%

Quarter 2....................         4.4        3.8         14.3         15.0        (0.3)        16.1

Quarter 3....................         1.0        3.9         12.0         10.5        16.0          4.2

Quarter 4....................         NA         3.3         13.0         12.3         9.5          6.4

Full Year....................         3.7        2.4         11.7         12.9         6.0         11.9

-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------



                              STOCK PRICE HISTORY



-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


LESLIE'S HISTORICAL TRADING PERFORMANCE
April 19, 1991 through February 21, 1997


[GRAPH SHOWING HISTORICAL TRADING PRICE AND WEEKLY TRADING VOLUME FOR THE PERIOD COMMENCING ON 4/19/91 AND ENDING ON 2/21/97 APPEARS HERE, COMPARED TO THE ACQUISITION PRICE OF $14.50]

 ---------------------------------------------------------------------------------------------------------------------------------
  (2/21/92 - 2/19/97)                (2/21/96 - 2/21/97)               (11/21/96 - 2/21/97)            (1/21/96 - 2/21/97)
 ----------------------  --------  ------------------------  --------  --------------------- --------- ------------------- -------

Since IPO High            $19.50   52-Week High               $19.50   90-Day High            $13.63   30-Day High          $13.50
Since IPO Low               4.54   52-Week Low                 10.50   90-Day Low              12.75   30-Day Low            12.88
Mean                       10.66   Mean                        13.71   Mean                    13.07   Mean                  13.10
Average Volume/(1)/       32,257   Average Volume/(1)/         33,454  Average Volume/(1)/    23,585   Average Volume/(1)/  15,764
----------------------------------------------------------------------------------------------------------------------------------

----------------------
(1)  Reflects average daily trading volume over the period.


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


LESLIE'S STOCK PRICE PERFORMANCE:  LAST TWELVE MONTHS




[GRAPH SHOWING THE STOCK PRICE PERFORMANCE (PRICE AND WEEKLY TRADING VOLUME) FOR THE LAST TWELVE-MONTH PERIOD COMMENCING ON 2/23/96 AND ENDING ON 12/27/96, WITH DESCRIPTION OF SPECIFIC EVENTS APPEARS HERE, COMPARED TO THE ACQUISITION PRICE OF $14.50.]



-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


HISTORICAL INDEXED STOCK PRICE PERFORMANCE
February 21, 1996 through February 21, 1997



[GRAPH SHOWING THE HISTORICAL INDEXED STOCK PRICE PERFORMANCE FOR THE COMPANY, A COMPOSITE AND THE S & P 400 FOR THE PERIOD COMMENCING ON 2/21/96 AND ENDING ON 2/21/97 APPEARS HERE.]




--------------------------
(1) Composite includes Central Tractor Farm & Country, Discount Auto Parts, Eagle Hardware Garden, Friedman's, Garden Ridge, O'Reilly Automotive, SPC Pool, Tractor Supply and West Marine.


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


HISTORICAL INDEXED STOCK PRICE PERFORMANCE
February 21, 1995 through February 21, 1997




[GRAPH SHOWING THE HISTORICAL INDEXED STOCK PRICE PERFORMANCE FOR THE COMPANY, A COMPOSITE AND THE S & P 400 FOR THE PERIOD COMMENCING 2/21/95 AND ENDING ON 2/21/97 APPEARS HERE.]



-----------------------
(1) Composite includes Central Tractor Farm & Country, Discount Auto Parts, Eagle Hardware Garden, Friedman's, Garden Ridge, O'Reilly Automotive, SPC Pool, Tractor Supply and West Marine.


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


STOCK TRADING HISTOGRAM
February 21, 1996 through February 21, 1997




[THE FOLLOWING TABLE WAS DEPICTED AS A HISTOGRAM IN THE PRINTED MATERIAL.]


--------------------------------------------------------------------------------
Volume              8,366,800           6,313,000           4,575,800
Percent                 100.0%               75.5%               54.7%
Stock Price        $10.00 less than    $11.50 less than    $13.00 less than
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Volume              2,470,000           1,238,400           1,217,300           98,800
Percent                  29.5%               14.8%               14.5%             1.2%
Stock Price        $14.50 less than    $16.00 less than    $17.50 less than    $19.00 less than
-------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


STOCK TRADING HISTOGRAM
February 21, 1995 through February 21, 1997



[THE FOLLOWING TABLE WAS DEPICTED AS A HISTOGRAM IN THE PRINTED MATERIAL.]



--------------------------------------------------------------------------------
Volume              14,930,572          12,876,772          10,226,946
Percent                 100.0%               86.2%               68.5%
Stock Price        $10.00 less than    $11.50 less than    $13.00 less than
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Volume              5,363,723           1,956,056           1,217,300           98,800
Percent                  35.9%               13.1%                8.2%             0.7%
Stock Price        $14.50 less than    $16.00 less than    $17.50 less than    $19.00 less than
-------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


STOCK TRADING HISTOGRAM
February 21, 1996 through February 21, 1997




[THE FOLLOWING TABLE WAS DEPICTED AS A HISTOGRAM IN THE PRINTED MATERIAL.]




---------------------------------------------------------------------------------------------
Volume              1,366,400      779,400        1,645,200      1,914,200     386,100
Stock Price         $10 - $10.99   $11 - $11.99   $12 - $12.99   $13- 13.99    $14 - $14.99
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Volume              1,037,100      8,800          271,200        859,600        98,800
Stock Price         $15 - $15.99   $16 - $16.99   $17 - $17.99   $18 - $18.99   $19 - $19.99
---------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------



STOCK TRADING HISTOGRAM
February 21, 1995 through February 21, 1997



[THE FOLLOWING TABLE WAS DEPICTED AS A HISTOGRAM IN THE PRINTED MATERIAL.]




---------------------------------------------------------------------------------------------
Volume              1,366,400      779,400        2,557,826      4,233,967     1,665,310
Stock Price         $10 - $10.99   $11 - $11.99   $12 - $12.99   $13- 13.99    $14 - $14.99
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Volume              2,371,612      726,456        271,200        859,600        98,800
Stock Price         $15 - $15.99   $16 - $16.99   $17 - $17.99   $18 - $18.99   $19 - $19.99
---------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------





                               VALUATION SUMMARY




-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
-------------------------------------------------------------------------------


VALUATION METHODOLOGY OVERVIEW

---------------------------------
PREMIUM ANALYSIS                     Comparison of the premium of the
                                     Acquisition Price over the current market
                                     price relative to premiums paid in all
                                     closed merger and acquisition transactions
                                     occurring between January 1, 1996 and
                                     February 21, 1997 with transaction
                                     valuations of between $50 and $250 million
---------------------------------

COMPARISON OF SELECTED PUBLICLY      Comparison of the implied purchase
TRADED COMPARABLE COMPANIES          multiples of the proposed Transaction to
                                     trading multiples of selected publicly
---------------------------------    traded specialty retailers

ANALYSIS OF SELECTED TRANSACTIONS    Comparison of the implied purchase
IN THE SPECIALTY RETAIL SECTOR       multiples of the proposed Transaction to
                                     multiples paid in recent comparable merger and acquisition transactions in the specialty retailing industry

---------------------------------

DISCOUNTED CASH FLOW ANALYSIS        Comparison of the implied equity purchase
                                     price of Leslie's to the value of its
                                     discounted future cash flows based on: (i) the Company's projections; and (ii) adjusted projections utilizing a 20% discount applied to the Company's projections




-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------



PREMIUM ANALYSIS

----------------------------------------------------------------------------------------------------------------
    DATE PRIOR TO
ANNOUNCEMENT DATE (11/12/96)                              1 DAY                  1 WEEK              1 MONTH
-------------------------------------              ------------------       ----------------     ---------------
Leslie's Stock Price.............................        $11.50                  $11.00              $10.75
Purchase Price...................................         14.50                   14.50               14.50
Implied Acquisition Premium......................         26.1%                   31.8%               34.9%
Median Premiums-M&A Transactions.................         19.0                    24.6                28.4
----------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------



COMPARISON OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES
($ IN MILLIONS,EXCEPT PER SHARE DATA)

                                           LESLIE'S
                                      IMPLIED ACQUISITION
                                          MULTIPLE/(1)/                       COMPARABLE TRADING MULTIPLES
                                      -------------------------     -------------------------------------------
                                        LTM          1996E            MEDIAN     MEAN(2)      HIGH        LOW
                                      -------     ------------      ----------  ---------   --------   --------
ENTERPRISE VALUE/
 LTM Revenues................          0.7x          0.7x               0.7x       0.8x         1.4x        0.5x
 LTM EBITDA..................          8.2           9.2                8.0        8.3         19.7         6.2
 LTM EBIT....................         11.6          13.2                9.8       10.3         24.6         7.8
PRICE/
 LTM EPS.....................         21.7x         23.0x              16.5x      16.5x        51.1x       10.2x
 1996 EPS....................         23.0          23.0               16.7       13.0         38.6         8.8
 1997 EPS....................         17.1          17.1               12.5       10.3         27.1         7.1

LTM EBITDA Margin............          8.1%          7.6%               7.2%       9.2%        16.4%        6.2%
3 Year Historical EPS Growth
 Rate........................          5.0          15.6               25.7       25.1        105.4        (1.0)
5 Year Projected EPS Growth
 (IBES)......................         17.0          17.0               20.5       22.5         31.0        17.5
------------------------------------------------------------------------------------------------------------------


--------------------
(1)  Assumes purchase price of $14.50 per share.
(2)  Mean excludes high and low.



-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


COMPARISON OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES
($ IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                               VALUATION MULTIPLES
                                                                             -----------------------------------------------------
                                                                               ENTERPRISE VALUE               PRICE/
                                                                             -------------------- --------------------------------
                                  STOCK PRICE     EQUITY        ENTERPRISE       LTM      LTM      LTM     PROJ. 1996  PROJ. 1997
       COMPANY                                   MKT. CAP.        VALUE        REVENUES  EBITDA    EPS         EPS        EPS
---------------------------       -----------    ---------      -----------    --------  ------    ----    ----------- -----------
Leslie's Poolmart - LTM            $14.50        $100.678       $126.022          0.7x     8.2x    21.7x      23.0x       17.1x
Leslie's Poolmart - 1996E           14.50         100.678        133.799          0.7      9.2      23.0      23.0        17.1

Comparables:
Central Tractor Farm & Country     $13.88        $148.059       $165.430          0.6x     8.0x    17.3x      16.7x       12.5x
Discount Auto Parts Inc.            15.75         261.135        353.738          1.0      6.2      10.2      10.2         9.8
Eagle Hardware & Garden Inc.        16.13         465.470        499.532          0.7     10.4      19.9      21.2        17.3
Friedman's Inc.                     14.25         204.142        194.439          1.2      8.1      13.6       8.8         7.1
Garden Ridge Corp.                   7.75         138.188        110.452          0.6      6.9      15.7      14.9        12.1
O'Reilly Automotive Inc.            31.75         331.904        321.462          1.3      9.9      17.9      17.4        14.8
SCP Pool Corp.                      22.38          94.485        114.672          0.5      7.6       NM       22.6        14.4
Tractor Supply Co.                  21.00         183.078        201.472          0.5      7.4      14.6      14.0        11.5
West Marine Inc.                    30.13         493.991        519.022          1.4     19.7      51.1      38.6        27.1



-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


ANALYSIS OF SELECTED TRANSACTIONS IN THE SPECIALTY RETAIL SECTOR/(1)/

-----------------------------------------------------------------------------------------------------------------------
                                       LESLIE'S                                                         J.W. CHILDS/
                                  IMPLIED ACQUISITION                                                      CENTRAL
                                     MULTIPLE/(2)/             COMPARABLE ACQUISITION MULTIPLES            TRACTOR
                                  --------------------     -----------------------------------------    ------------
                                    LTM        1996E         MEDIAN    MEAN/(3)/     HIGH      LOW
                                  -------    ---------     ----------  ---------   --------  -------
ENTERPRISE VALUE/
 LTM Revenues................       0.7x        0.7x           0.6x       0.5x        0.9x     0.2x          0.6x
 LTM EBITDA..................       8.2         9.2            9.4        9.7        12.3      7.6           8.4
 LTM EBIT....................      11.6        13.2           13.1       15.3        27.9     10.4          10.4
EQUITY VALUE/
 LTM Net Income..............      21.8x       21.8x          22.4x      25.7x        48.8x   11.2x         17.8x
----------------------------------------------------------------------------------------------------------------------------


------------------
(1)  Completed transactions with values ranging from $50 to $500 million.
(2)  Assumes purchase price of $14.50 per share.
(3)  Mean excludes high and low.


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------


DISCOUNTED CASH FLOW ANALYSIS:  MANAGEMENT CASE
($ in thousands, except per share data)

                                            PROJECTED FISCAL YEAR ENDED DECEMBER 30,
                                  ---------------------------------------------------------------
                                    1997        1998          1999          2000           2001
                                  --------    --------      --------      --------       --------
EBIT.........................     $ 12,630     $16,954       $20,960       $24,463        $27,994
Taxes................. 40.0%         5,052       6,781         8,384         9,785         11,197
                       -----      --------     -------       -------       -------        -------

After-tax EBIT...............        7,578      10,172        12,576        14,678         16,796
  Plus:  D & A...............        5,492       5,710         6,042         6,424          6,848
  Less:  CapEx...............       (7,700)     (7,200)       (7,800)       (8,400)        (8,400)
  Less:  Change in WC........       (7,029)     (4,106)       (4,668)       (5,249)        (5,846)
                                  --------     -------       -------       -------        -------
Free Cash Flow...............     $ (1,659)    $ 4,576       $ 6,150       $ 7,453        $ 9,399
                                  ========     =======       =======       =======        =======

     ----------------------------------------------------------------------------------------------------------------

     5 YEAR EXIT                                 IMPLIED VALUE PER SHARE BASED ON A DISCOUNT RATE OF:
     EBITDA                       -----------------------------------------------------------------------------------
     MULTIPLE                         12.0%               14.0%                      16.0%                  18.0%
-------------------               -------------       -------------              -------------          -------------
     6.5                             $16.49              $14.73                      $13.14                  $11.70
     7.0                              17.95               16.06                       14.36                   12.82
     7.5                              19.41               17.39                       15.58                   13.94
     8.0                              20.86               18.73                       16.80                   15.06
     8.5                              22.32               20.06                       18.02                   16.19
     ----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE

LESLIE'S POOLMART
--------------------------------------------------------------------------------



DISCOUNTED CASH FLOW ANALYSIS:  ADJUSTED CASE
($ in thousands, except per share data)

                                            PROJECTED FISCAL YEAR ENDED DECEMBER 30,
                                  ---------------------------------------------------------------
                                    1997        1998          1999          2000           2001
                                  --------    --------      --------      --------       --------
EBIT/(1)/....................     $ 10,104      $13,563     $16,768        $19,570         22,395
Taxes................ 40.0%          4,042        5,425       6,707          7,828          8,958
                      -----       --------      -------     -------        -------        -------

After-tax EBIT...............        6,062        8,138      10,061         11,742         13,437
  Plus:  D & A...............        5,492        5,710       6,042          6,424          6,848
  Less:  CapEx...............       (7,700)      (7,200)     (7,800)        (8,400)        (8,400)
  Less:  Change in WC........       (7,029)      (4,106)     (4,668)        (5,249)        (5,846)
                                  --------      -------     -------        -------        -------
Free Cash Flow...............     $ (3,175)     $ 2,542     $ 3,635        $ 4,517        $ 6,039
                                  ========      =======     =======        =======        =======

     ----------------------------------------------------------------------------------------------------------------

     5 YEAR EXIT                                 IMPLIED VALUE PER SHARE BASED ON A DISCOUNT RATE OF:
     EBITDA                       -----------------------------------------------------------------------------------
     MULTIPLE                         12.0%               14.0%                      16.0%                  18.0%
--------------------              -------------       -------------              -------------          -------------

     6.5                              $12.20               $10.76                     $ 9.46                 $ 8.29
     7.0                               13.42                11.87                      10.48                   9.23
     7.5                               14.64                12.99                      11.51                  10.17
     8.0                               15.86                14.11                      12.53                  11.11
     8.5                               17.08                15.23                      13.56                  12.05
---------------------------------------------------------------------------------------------------------------------



------------------
(1)  Discounted 20%.



-----------------------------------------------------------------------------DLJ
                                                    DONALDSON, LUFKIN & JENRETTE